                                                                    EXHIBIT 99.5

                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

               We hereby consent to the use of our opinion letter to the Board of Directors Keystone Financial, Inc. included as Appendix C to the Joint Proxy Statement-Prospectus which forms part of the Registration Statement on Form S-4 relating to the proposed merger of M&T Bank Corporation and Keystone Financial, Inc. and to the references to such opinion therein.

               In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                         KEEFE, BRUYETTE & WOODS, INC.



                                         by: /s/ ANDREW M. SENCHAK
                                            -----------------------------
                                              Name:     Andrew M. Senchak
                                              Title:    Vice Chairman
                                              Dated:    June 27, 2000